Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value US$0.01 per share, of Lakeland Industries, Inc. and further agree to the filing of this Agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated:  October 17, 2014

ANSELL USA INC. (F/K/A PACIFIC DUNLOP INVESTMENTS (USA) INC.)

By:	/s/ Michael J. Gilleece
	Name:	Michael J. Gilleece
	Title:	Vice President

ANSELL US GROUP HOLDINGS (USA) LLC

By:	/s/ Michael J. Gilleece
	Name:	Michael J. Gilleece
	Title:	Vice President & Associate Secretary

ANSELL US GROUP HOLDINGS PTY. LTD.

By:	/s/ Alistair I. Grant
	Name:	Alistair I. Grant
	Title:	Director

P.D. INTERNATIONAL PTY. LTD.

By:	/s/ Alistair I. Grant
	Name:	Alistair I. Grant
	Title:	Director

P.D. HOLDINGS PTY. LTD.

By:	/s/ Alistair I. Grant
	Name:	Alistair I. Grant
	Title:	Director

ANSELL LIMITED

By:	/s/ Alistair I. Grant
	Name:	Alistair I. Grant
	Title:	Company Secretary